UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BIOCRYST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BIOCRYST PHARMACEUTICALS, INC.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
To the Stockholders of BioCryst Pharmaceuticals, Inc.:
The 2022 Annual Meeting of Stockholders (the “Meeting”) of BioCryst Pharmaceuticals, Inc. (“BioCryst” or the “Company”) will be held on June 7, 2022 at 10:00 a.m. Eastern Time at our Company headquarters at 4505 Emperor Blvd., Suite 200, Durham, NC 27703. As previously disclosed in our Proxy Statement, the record date for determining the Company’s stockholders entitled to vote at the Meeting has been fixed as of the close of business on April 11, 2022.
Our Proxy Statement requests that the Company’s stockholders consider and vote upon a number of proposals, including a proposal to approve an amendment and restatement to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”), increasing the number of shares of the Company’s common stock (“Common Stock”) available for issuance under the Stock Incentive Plan by 8,000,000 shares (“Proposal 4”).
Glass Lewis & Co. Inc. has recommended a vote FOR Proposal 4. Another advisory firm, Institutional Shareholder Services (“ISS”), found that the Stock Incentive Plan’s estimated costs, the plan features, and our equity grant practices resulted in a favorable score, but recommended against Proposal 4 based on its dilution calculation. Although we respect the ISS approach, please consider the following points as you evaluate Proposal 4:
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We are in a highly competitive marketplace for biotech talent, and without the ability to offer competitive equity grants to attract and retain our talent, we may lose, or fail to attract, key employees, which could impair our ability to grow and harm stockholder value. The Company added approximately 126 employees in 2021, increasing its net employee headcount at December 31, 2021 by approximately 53.4% compared to December 31, 2020, in connection with the commercial launch of ORLADEYO® (berotralstat) in the United States, Japan, and Europe and the advancement of other pipeline molecules. The Company continues to add talent in 2022 as it supports the further growth of ORLADEYO around the world, and the advancement of additional product candidates.

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The Company has created a culture of ownership that aligns employees with stockholders by offering every employee equity as an incentive to join the Company and annually at the end of each year. Despite the highly competitive biotech market, BioCryst has experienced very low turnover, and we believe this is in part due to the long-term retentive nature of equity incentives and this ownership culture.

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Our ability to attract and retain top talent has been critical to driving the strong launch of ORLADEYO and strong overall performance of the Company, and is vital to the continued success of the ORLADEYO launch. In 2021, ORLADEYO generated approximately $122 million in net revenue. In 2022, the Company expects ORLADEYO net revenue to double to no less than $250 million, with peak sales of $1 billion. To achieve these goals, the Company must retain and attract top talent, and equity is critical to support this continued growth.

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The Company has demonstrated its focus on limiting potential dilution to current stockholders. Over the past two years, the Company has raised approximately $550 million in cash through mechanisms such as royalty and debt financings as alternatives to equity financings that would have been highly dilutive to stockholders. There were many factors that made these alternative financing approaches attractive, including the ability to bring this cash into the Company without additional equity dilution.

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The ISS dilution calculation includes BioCryst employees’ outstanding unexercised stock options and restricted stock units, but does not account for the positive impact of this long-term employee ownership and its alignment with stockholders. The Company’s employee stock options have a 10-year term, and the current average holding period for our employees is approximately seven years. This long-term employee ownership illustrates the positive impact of equity as a retention tool, which aligns with stockholders.

As of May 23, 2022, the Company had a total of 185,623,300 shares of Common Stock outstanding. The potential share dilution from the 8,000,000 additional shares to be reserved for issuance under the Stock Incentive Plan, for which stockholder approval is being requested, is 4.3% of the Company's outstanding shares of Common Stock as of such date. Approximately 33% of shares reserved for awards already granted under our equity plans are underwater as of May 23, 2022.
As of May 23, 2022
Total number of shares of Common Stock subject to outstanding stock options	32,388,332
Weighted-average exercise price per share of outstanding stock options	$7.91
Weighted-average remaining term of outstanding stock options (in years)	7.26
Total number of shares of Common Stock subject to outstanding full value awards	2,444,550
Total number of shares of Common Stock available for grant under Company equity plans	3,549,157
Board Recommendation
Our Board of Directors unanimously recommends that you vote FOR the approval of the amended and restated Stock Incentive Plan described in Proposal 4.
Even if voting instructions for your proxy have already been given, you can change your vote at any time before the Meeting by giving new voting instructions as described in more detail in the Proxy Statement. Should you have any questions or need any assistance in submitting your proxy to vote your shares, please contact our proxy solicitor, Georgeson LLC, toll-free at 877-278-4774.
Our Proxy Statement, including this Supplement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at www.proxyvote.com.
Cautionary Note Regarding Forward-Looking Statements
This Supplement contains forward-looking statements, including statements regarding the Company’s plans and expectations for ORLADEYO. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the Company’s ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; and actual financial results may not be consistent with expectations, including that revenue may not be within management's expected ranges. Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause actual results to differ materially from those contained in the Company’s projections and forward-looking statements.
BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary
Durham, North Carolina
May 26, 2022